Exhibit 99.1

Yahoo Reports First Quarter 2014 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 15, 2014--Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter ended March 31, 2014.

	Q1 2013	Q1 2014	Percent Change
GAAP revenue	$1,140 million	$1,133 million	(1)%
Revenue ex-TAC	$1,074 million	$1,087 million	1%
GAAP income from operations	$186 million	$30 million	(84)%
Non-GAAP income from operations	$224 million	$149 million	(33)%
GAAP net earnings per diluted share	$0.35	$0.29	(17)%
Non-GAAP net earnings per diluted share	$0.38	$0.38	0%

“I am really pleased by our first quarter performance, marking our best Q1 revenue ex-TAC since 2010. Buoyed by our 9th consecutive quarter of year-over-year growth in Search revenue ex-TAC and our first quarter of Q1 year-over-year growth in display revenue ex-TAC since 2011, Q1 was an early and important sign of growth in our core business,” said Yahoo CEO Marissa Mayer. “And, with mobile pivotal to our future growth, we’re delighted to now see more than 430 million monthly mobile users accessing Yahoo’s new products.”

GAAP revenue was $1,133 million for the first quarter of 2014, a 1 percent decrease from the first quarter of 2013. Revenue excluding traffic acquisition costs (“revenue ex-TAC”) was $1,087 million for the first quarter of 2014, a 1 percent increase compared to the first quarter of 2013.

Adjusted EBITDA for the first quarter of 2014 was $306 million, a 21 percent decrease compared to the first quarter of 2013.

GAAP income from operations was $30 million for the first quarter of 2014 (which included net restructuring charges of $9 million), an 84 percent decrease from the first quarter of 2013 (which included restructuring reversals of $7 million). Non-GAAP income from operations was $149 million for the first quarter of 2014 compared to $224 million in the first quarter of 2013.

GAAP net earnings for the first quarter of 2014 was $312 million (which included net restructuring charges of $6 million), a 20 percent decrease compared to $390 million in the first quarter of 2013 (which included restructuring reversals of $4 million). Non-GAAP net earnings for the first quarter of 2014 was $402 million, a 4 percent decrease from the same period of 2013.

GAAP net earnings per diluted share was $0.29 in the first quarter of 2014, compared to $0.35 in the first quarter of 2013. Non-GAAP net earnings per diluted share was $0.38 for the first quarter of both 2014 and 2013.

Business Highlights

  Yahoo continued to launch new products and improve existing properties in the first quarter, innovating for the daily habits of users around the world. The Company launched two digital magazines: Yahoo Food and Yahoo Tech; a new version of Yahoo Sports optimized for iOS 7; Yahoo News Digest for iPhone and iPod touch; Yahoo Smart TV; Aviate Listening Space; Yahoo Games Network and Yahoo Classic Games; and Yahoo Screen integration with Roku.
  In the advertising space, Yahoo introduced the new Yahoo Advertising -- a suite of web, mobile, and video ad products across native, audience, and premium display. The Company also launched Yahoo Gemini, the first unified marketplace for mobile search and native advertising, and Tumblr Sponsored Posts Powered by Yahoo Advertising.
  Yahoo announced a partnership with Yelp to showcase user reviews, business information, and star ratings. The Company was the technology provider for the Quicken Loans Billion Dollar Bracket Challenge with Yahoo Sports.
  The Company continued to strengthen its editorial content by investing in world class talent, including hiring Paula Froelich, Editor in Chief of Travel; and Josh Wolk, Executive Editor of Yahoo Entertainment. Yahoo also announced that it has named José Mourinho as exclusive Global Football Ambassador for 2014.
  Yahoo continued efforts to protect users’ security by hiring Alex Stamos, our new Chief Information Security Officer, announcing major data encryption updates, and releasing the second edition of its Transparency Report.

First Quarter 2014 Financial Highlights

Display:

  GAAP display revenue was $453 million for the first quarter of 2014, flat compared to the first quarter of 2013.
  Display revenue ex-TAC was $409 million for the first quarter of 2014, a 2 percent increase compared to $402 million for the first quarter of 2013.
  The Number of Ads Sold increased approximately 7 percent compared to the first quarter of 2013.
  Price-per-Ad decreased approximately 5 percent compared to the first quarter of 2013.

Search:

  GAAP search revenue was $445 million for the first quarter of 2014, a 5 percent increase compared to $425 million for the first quarter of 2013.
  Search revenue ex-TAC was $444 million for the first quarter of 2014, a 9 percent increase compared to $409 million for the first quarter of 2013.
  Paid Clicks increased approximately 6 percent compared to the first quarter of 2013.
  Price-per-Click increased approximately 8 percent compared to the first quarter of 2013.

Cash Balance:

  Cash, cash equivalents, and investments in marketable securities were $4.6 billion as of March 31, 2014 compared to $5 billion as of December 31, 2013, a decrease of $0.4 billion.
  During the first quarter of 2014, Yahoo repurchased 12 million shares for $450 million and used a net $22 million for acquisitions.

“Capital allocation is important, and we intend to continue to act as good stewards by allocating current capital and future cash in ways that maximize value for Yahoo shareholders in both the short and long term,” said Ken Goldman, CFO of Yahoo. “We continue to focus on repurchasing shares. Our total repurchases are at just under $6 billion since the beginning of 2012, including repurchases of $450 million in the first quarter.”

Live Stream

Yahoo will live stream a video broadcast of the Company's first quarter 2014 financial results at 2 p.m. Pacific Time/5 p.m. Eastern Time today. The live stream will be broadcast from Yahoo’s Sunnyvale studio and will be available exclusively on Yahoo Finance at finance.yahoo.com. The Company will provide its business outlook for the second quarter during the presentation. Supplemental financial information can be accessed through the Company’s Investor Relations website at investor.yahoo.net. The video will be archived after the event at investor.yahoo.net and will be available for 90 days following the broadcast.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share - diluted; and free cash flow.

Revenue ex-TAC is GAAP revenue less traffic acquisition costs. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings and non-GAAP net earnings per share - diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other income, net (which includes interest), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is GAAP net cash provided by operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Financial Statements,” “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” and “GAAP to Non-GAAP Reconciliations.”

About Yahoo

Yahoo is focused on making the world’s daily habits inspiring and entertaining. By creating highly personalized experiences for our users, we keep people connected to what matters most to them, across devices and around the world. In turn, we create value for advertisers by connecting them with the audiences that build their businesses. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Affiliates” refers to the third-party entities that have integrated Yahoo’s advertising offerings into their Websites or other offerings (those Websites and other offerings, “Affiliate sites”).

“Net earnings” means net income attributable to Yahoo! Inc., and “net earnings per diluted share” means net income attributable to Yahoo! Inc. common stockholders per share – diluted.

“Number of Ads Sold” is defined as the total number of display ad impressions for paying advertisers on Yahoo Properties.

“Paid Clicks” are defined as the total number of times an end-user clicks on a sponsored search listing on Yahoo Properties and Affiliate sites.

“Price-per-Ad” is defined as display revenue from Yahoo Properties divided by our Number of Ads Sold.

“Price-per-Click” is defined as search revenue divided by our Paid Clicks.

We periodically review and refine our methodologies for monitoring, gathering, and counting Number of Ads Sold and Paid Clicks, and for calculating Price-per-Ad and Price-per-Click.

Additional information about how “Number of Ads Sold,” “Paid Clicks,” “Price-per-Ad,” and “Price-per-Click” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC and available on the SEC's website at www.sec.gov.

“Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

This press release contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans (including, without limitation, the quotations from management). Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, acceptance by users of new products and services (including, without limitation, products and services for mobile devices and alternative platforms); Yahoo's ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; risks associated with the Search Agreement with Microsoft Corporation; risks related to acquiring or developing compelling content; risks related to joint ventures and the integration of acquisitions; risks relating to possible impairment of goodwill or other assets; risks related to fluctuations in foreign currency exchange rates; risks related to Yahoo’s regulatory environment; Yahoo’s ability to protect its intellectual property and the value of its brands; adverse results in litigation; security breaches; interruptions or delays in the provision of Yahoo’s services; risks related to Yahoo's international operations; risks related to the calculation of our key metrics; dependence on third parties for technology, services, content, and distribution; and general economic conditions. All information set forth in this press release and its attachments is as of April 15, 2014. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which will be filed with the SEC in the second quarter of 2014.

Yahoo!, Aviate, Yahoo Screen, Yahoo Gemini, Yahoo News Digest, and the Yahoo logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. All other marks are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2013	2014

ASSETS
Current assets:
Cash and cash equivalents	$2,077,590	$1,198,016
Short-term marketable securities	1,330,304	1,741,494
Accounts receivable, net	979,559	879,992
Prepaid expenses and other current assets	638,404	662,372
Total current assets	5,025,857	4,481,874

Long-term marketable securities	1,589,500	1,631,819
Property and equipment, net	1,488,518	1,479,406
Goodwill	4,679,648	4,699,319
Intangible assets, net	417,808	393,355
Other long-term assets	177,281	178,319
Investments in equity interests	3,426,347	3,728,823

Total assets	$16,804,959	$16,592,915

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$138,031	$156,782
Accrued expenses and other current liabilities	907,782	746,828
Deferred revenue	294,499	291,265
Total current liabilities	1,340,312	1,194,875

Convertible notes	1,110,585	1,125,251
Long-term deferred revenue	258,904	222,366
Capital lease and other long-term liabilities	116,605	108,847
Deferred and other long-term tax liabilities, net	847,956	978,372
Total liabilities	3,674,362	3,629,711

Total Yahoo! Inc. stockholders' equity	13,074,909	12,905,183
Noncontrolling interests	55,688	58,021
Total equity	13,130,597	12,963,204

Total liabilities and equity	$16,804,959	$16,592,915

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2014

Revenue	$1,140,368	$1,132,730

Operating expenses:
Cost of revenue - traffic acquisition costs	66,068	45,909
Cost of revenue - other	278,007	280,844
Sales and marketing	257,019	329,846
Product development	219,580	281,632
General and administrative	133,421	136,493
Amortization of intangibles	7,365	18,340
Restructuring (reversals) charges, net	(7,062)	9,487
Total operating expenses	954,398	1,102,551

Income from operations	185,970	30,179

Other income (expense), net	17,072	(13,453)

Income before income taxes and earnings in equity interests	203,042	16,726

Provision for income taxes	(29,736)	(4,217)
Earnings in equity interests	217,588	301,402

Net income	390,894	313,911

Less: Net income attributable to noncontrolling interests	(609)	(2,333)

Net income attributable to Yahoo! Inc.	$390,285	$311,578

Net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)	$0.35	$0.29

Shares used in per share calculation - diluted	1,108,095	1,031,420

Stock-based compensation expense by function:
Cost of revenue - other	$3,578	$22,687
Sales and marketing	16,045	52,638
Product development	8,263	13,927
General and administrative	16,719	19,929

Supplemental Financial Data:
Revenue ex-TAC	$1,074,300	$1,086,821
Adjusted EBITDA	$385,605	$306,381
Free cash flow	$149,908	$113,962

(1)

The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the three months ended March 31, 2014.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2013	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$390,894	$313,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	143,864	123,185
Amortization of intangible assets	18,410	34,349
Accretion of convertible notes discount	-	14,666
Stock-based compensation expense, net	44,605	109,181
Non-cash restructuring charges	547	-
Loss from sale of investments, assets, and other, net	11,905	3,550
Earnings in equity interests	(217,588)	(301,402)
Dividend income related to Alibaba Group Preference Shares	(20,251)	-
Tax benefits from stock-based awards	9,537	57,667
Excess tax benefits from stock-based awards	(12,807)	(59,556)
Deferred income taxes	(20,158)	14,488
Dividends received from equity investees	12,000	-
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	57,853	98,404
Prepaid expenses and other	19,707	(9,211)
Accounts payable	(71,135)	19,492
Accrued expenses and other liabilities	(123,472)	(240,175)
Deferred revenue	(25,229)	(39,488)
Net cash provided by operating activities	218,682	139,061

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(69,581)	(84,655)
Purchases of marketable securities	(1,481,293)	(912,097)
Proceeds from sales of marketable securities	424,347	168,926
Proceeds from maturities of marketable securities	183,100	281,662
Purchases of intangible assets	(1,128)	(1,190)
Proceeds from the settlement of derivative hedge contracts	4,100	2,801
Payments for the settlement of derivative hedge contracts	-	(600)
Acquisitions, net of cash acquired	(10,147)	(21,661)
Equity investments	-	(10,399)
Other investing activities, net	(278)	(566)
Net cash used in investing activities	(950,880)	(577,779)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	61,108	78,977
Repurchases of common stock	(775,075)	(449,578)
Excess tax benefits from stock-based awards	12,807	59,556
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(43,689)	(125,403)
Other financing activities, net	(1,405)	(3,093)
Net cash used in financing activities	(746,254)	(439,541)

Effect of exchange rate changes on cash and cash equivalents	(14,693)	(1,315)

Net change in cash and cash equivalents	(1,493,145)	(879,574)
Cash and cash equivalents, beginning of period	2,667,778	2,077,590

Cash and cash equivalents, end of period	$1,174,633	$1,198,016

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Financial Statements

This press release and its attachments include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”); adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue; net income attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); income from operations; net income attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by operating activities, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net income attributable to Yahoo! Inc., income from operations, net income attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by operating activities calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC. TAC consists of payments made to third-party entities that have integrated our advertising offerings into their Websites or other offerings (those Websites and other offerings, “Affiliate sites”) and payments made to companies that direct consumer and business traffic to Yahoo’s online properties and services (“Yahoo Properties”). Based on the terms of the Search Agreement with Microsoft, Microsoft retains a revenue share of 12 percent of the net (after TAC) search revenue generated on Yahoo Properties and Affiliate sites in transitioned markets. Yahoo reports the net revenue it receives under the Search Agreement as revenue and no longer presents the associated TAC. Accordingly, for the current period Yahoo reports GAAP revenue associated with the Search Agreement on a net (after TAC) basis rather than a gross basis. For the 2013 comparison period, revenue from markets that had not yet transitioned to Microsoft’s platform was recorded on a gross basis, and the associated TAC was recorded as a part of operating expenses. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing periods preceding, during and following the transition period. A limitation of revenue ex-TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and total operating expenses, which includes TAC in non-transitioned markets.

Adjusted EBITDA is defined as net income attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. Yahoo presents adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of our Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net income attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as income from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on income from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of income from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net income attributable to Yahoo! Inc. excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income attributable to Yahoo! Inc. and net income attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	March 31,
	2013	2014
Revenue for groups of similar services:
Display	$455,071	$453,224
Search	424,687	444,767
Other	260,610	234,739
Total revenue	$1,140,368	$1,132,730

Revenue excluding traffic acquisition costs ("revenue ex-TAC") for groups of similar services:
GAAP display revenue	$455,071	$453,224
TAC associated with display revenue	(53,047)	(44,362)
Display revenue ex-TAC	$402,024	$408,862

GAAP search revenue	$424,687	$444,767
TAC associated with search revenue	(16,057)	(686)
Search revenue ex-TAC	$408,630	$444,081

Other GAAP revenue	$260,610	$234,739
TAC associated with other GAAP revenue	3,036	(861)
Other revenue ex-TAC	$263,646	$233,878

Revenue ex-TAC:
GAAP revenue	$1,140,368	$1,132,730
TAC	(66,068)	(45,909)
Revenue ex-TAC	$1,074,300	$1,086,821

Revenue ex-TAC by segment:
Americas:
GAAP revenue	$842,195	$866,928
TAC	(37,522)	(34,094)
Revenue ex-TAC	$804,673	$832,834

EMEA:
GAAP revenue	$94,824	$91,570
TAC	(11,536)	(9,193)
Revenue ex-TAC	$83,288	$82,377

Asia Pacific:
GAAP revenue	$203,349	$174,232
TAC	(17,010)	(2,622)
Revenue ex-TAC	$186,339	$171,610

Total revenue ex-TAC	$1,074,300	$1,086,821

Direct costs by segment (2):
Americas	$176,393	$177,355
EMEA	38,545	39,726
Asia Pacific	54,954	44,314
Global operating costs (3)	418,803	519,045
Restructuring (reversals) charges, net	(7,062)	9,487
Depreciation and amortization	162,092	157,534
Stock-based compensation expense	44,605	109,181
Income from operations	$185,970	$30,179

Reconciliation of net income attributable to Yahoo! Inc. to adjusted EBITDA:
Net income attributable to Yahoo! Inc.	$390,285	$311,578
Depreciation and amortization	162,092	157,534
Stock-based compensation expense	44,605	109,181
Restructuring (reversals) charges, net	(7,062)	9,487
Other income (expense), net	(17,072)	13,453
Provision for income taxes	29,736	4,217
Earnings in equity interests	(217,588)	(301,402)
Net income attributable to noncontrolling interests	609	2,333
Adjusted EBITDA	$385,605	$306,381

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$218,682	$139,061
Acquisition of property and equipment, net	(69,581)	(84,655)
Dividends received from equity investees	(12,000)	-
Excess tax benefits from stock-based awards	12,807	59,556
Free cash flow	$149,908	$113,962
(2)	Direct costs for each segment include cost of revenue-other, as well as other operating expenses that are directly attributable to the segment such as employee compensation expense (excluding stock-based compensation expense), local sales and marketing expenses, and facilities expenses.
(3)	Global operating costs include product development, service engineering and operations, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2014

GAAP income from operations	$185,970	$30,179

(a) Restructuring (reversals) charges, net	(7,062)	9,487

(b) Stock-based compensation expense	44,605	109,181

Non-GAAP income from operations	$223,513	$148,847

GAAP net income attributable to Yahoo! Inc.	$390,285	$311,578

(a) Restructuring (reversals) charges, net	(7,062)	9,487

(b) Stock-based compensation expense	44,605	109,181

(c) To adjust the provision for income taxes to exclude the tax impact of items (a) through (b) above for the three months ended March 31, 2013 and 2014	(7,646)	(28,622)

Non-GAAP net earnings	$420,182	$401,624

GAAP net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)	$0.35	$0.29

Non-GAAP net earnings per share - diluted (4)	$0.38	$0.38

Shares used in per share calculation - diluted	1,108,095	1,031,420
(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the three months ended March 31, 2014.
(4)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's non-GAAP diluted earnings per share by $0.01 for the three months ended March 31, 2014.

CONTACTS:
Yahoo! Inc.
Media Relations Contact:
Sarah Meron, 408-349-4040
media@yahoo-inc.com
or
Investor Relations Contact:
Joon Huh, 408-349-3382
investorrelations@yahoo-inc.com